UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 26, 2015

NewMarket Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	1-32190	20-0812170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

330 South 4th Street, Richmond, Virginia		23219
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(804) 788-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 26, 2015, the Board of Directors approved an amendment to Section II, Part 2 of the Bylaws of the Company, which became effective immediately. The Bylaw amendment decreases the size of the Board of Directors from seven to six directors.

A copy of the Company's Bylaws, as amended, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On February 26, 2015, the Company issued a press release reporting that the Company's Board of Directors had declared a dividend of $1.40 per share of the Company's common stock, payable on April 1, 2015 to the Company's shareholders of record as of March 16, 2015. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Also on February 26, 2015, the Board of Directors appointed James E. Rogers to serve as Lead Director and Patrick D. Hanley to serve as Chairman of the Audit Committee. Mr. Rogers and Mr. Hanley succeed Mr. Charles B. Walker, who passed away on February 16, 2015, in these roles. Additionally, the Board of Directors reduced the size of the board from seven to six, appointed Phyllis L. Cothran to serve as Chairman of the Compensation Committee and appointed Mark M. Gambill to serve as Chairman of the Nominating and Corporate Governance Committee. Mr. Rogers and Mr. Hanley previously served as Chairman of the Compensation Committee and as Chairman of the Nominating and Corporate Governance Committee respectively. All such appointments and changes are effective immediately.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 NewMarket Corporation Bylaws, as amended and restated, effective February 26, 2015.

99.1 Press release regarding quarterly dividend issued by the Company on February 26, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewMarket Corporation

February 26, 2015	By:	Brian D. Paliotti

Name: Brian D. Paliotti
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	NewMarket Corporation Bylaws, as amended and restated, effective February 26, 2015
99.1	Press release regarding quarterly dividend issued by the Company